Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40893, 333-80003, 333-122834, 333-122835 and 333-196149) and Form S-3 (No. 333-177964) of Geospace Technologies Corporation of our report dated November 21, 2014, with respect to the consolidated financial statements and schedule of Geospace Technologies Corporation and subsidiaries as of September 30, 2014, and for each of the two fiscal years in the period ended September 30, 2014, which appears in this Form 10-K.

/s/ UHY LLP

Farmington Hills, Michigan

November 19, 2015